April 15, 1998

Eurotech, Ltd.
1101 30th Street, N.W.
Suite 500
Washington, D.C. 20007-3772

      Re:  Eurotech, Ltd.;
           Registration Statement on Form S-1

Gentlemen:

      We refer to the above-captioned registration statement on Form S-1 (the "Registration Statement") filed under the Securities Act of 1933, as amended (the "1933 Act"), by Eurotech, Ltd., a District of Columbia corporation (the "Company"), with the Securities and Exchange Commission, relating to a proposed offering by certain existing shareholders of the Company (the "Selling Shareholders") of 16,347,440 shares of the Company's Common Stock (the "Shares").

      Terms used herein that are defined in the Registration Statement and not otherwise defined herein shall have the meanings ascribed to them in the Registration Statement.

      We have examined the originals or photocopies or certified copies of such records of the Company, certificates of officers of the Company and public officials, and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures (except for those of representatives of the Company), the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified copies or photocopies and the authenticity of the originals of such latter documents.

      Based on our examination mentioned above, and such other investigation as we have deemed necessary, and assuming effectiveness of the Registration Statement and payment in full for those of the Shares to be issued upon conversion of outstanding convertible debentures and upon exercise of options and warrants as more fully described in the Registration Statement, we are of the opinion that the Shares to be sold by the Selling Shareholders pursuant to the Registration Statement, are duly authorized, legally and validly issued, fully paid and nonassessable.

Eurotech, Ltd.
April 15, 1998
Page 2


      We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the references to our firm under "Legal Matters" in the related Prospectus. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                        Very truly yours,

                                        PHILLIPS NIZER BENJAMIN
                                        KRIM & BALLON LLP


                                        By:  /s/ Vincent J. McGill
                                             --------------------------
                                             A Partner